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                                   EXHIBIT 16

                     COMPUTATION OF PERFORMANCE QUOTATIONS
                        PROVIDED IN RESPONSE TO ITEM 22
                                  (UNAUDITED)

                   Pilgrim America Bank and Thrift Fund, Inc.

                    Total Return for One Year Ended 6/30/97

                          P(1 + T)((n))    =        ERV
                      $1000(1 + T)((1))    =        1,539.10
                                  1 + T    =        1.5391
                                      T    =        0.5391
                                      T    =        53.91%

                   Total Return for Five Years Ended 6/30/97

                     $1000 (1 + R)((5))    =        3,020.15
                           (1 + R)((5))    =        3.020
                                  1 + R    =        1.2474
                                      R    =        0.2474
                                      R    =        24.74%

                    Total Return for Ten Years Ended 6/30/97

                     $1000(1 + T)((10))    =        5,404.85
                          (1 + T)((10))    =        5.4048
                                  1 + T    =        1.1838
                                      T    =        0.1838
                                      T    =        18.38%